UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 7, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Plan agrees to sell 300 million Class B shares to forgive Penndel Land Co. Debt

On January 7, 2020 the Plan agreed to sell Three Hundred Million Shares to Penndel Land Co. a private entity related party to Mr. Mathias for retirement of debt owed to Penndel land Co.

WHEREAS, notice of this meeting was duly transmitted to all Members of the Board in accordance with the Bylaws of the Company; and WHEREAS, all / majority Members of the Board were in attendance either personally or telephonically, as provided by the Bylaws; and

WHEREAS, there were one or more items of business that came before the Board for action at the meeting:  (1) To sell Three Hundred Million Shares to Penndel Land Co. a private entity related party to Mr. Mathias for retirement of debt owed to Penndel land Co. (2) The amount of debt owed is $1,370,000 .

Name of Subscriber: Penndel Land Co.

Number of Shares Optioned $1,370,000: Three Hundred Million Aggregate

In the following strike price and maximum sale price schedule as follows:

50 Million Shares @ Strike price of $665.00 per share with Maximum sale price of $865.00 per share

50 Million Shares @ Strike price of $698.00 per share with Maximum sale price of $898.00 per share

50 Million Shares @ Strike price of $735.00 per share with Maximum sale price of $935.00 per share

50 Million Shares @ Strike price of $771.00 per share with Maximum sale price of $971.00 per share

50 Million Shares @ Strike price of $810.00 per share with Maximum sale price of $1010.00 per share

50 Million Shares @ Strike price of $851.00 per share with Maximum sale price of $1051.00 per share

Option Deposit: $1,370,000.

Option Terms: Shares must be sold between the strike price per share and the maximum sale price per share of. Proceeds of the sale will be allocated to pay for the cost of shares at the agreed upon strike price per above schedule.  Shares will be transferred to the subscriber and held by HSRF Statutory Trust upon strike price cost being paid in full.  HSRF Statutory Trust will be the agent to sell the shares and distribute the funds according to this agreement upon the subscriber’s direction to sell the shares at their desired price but no greater than the maximum sale price as agreed.

WHEREAS, all the actions taken are within the authority of the Board of Directors and in accordance with their duty to act in the best interests of the Company after due deliberation and investigation of issues involved

Directly in accordance in good duty to act and the best interest of the plans intent, the related party Slater and West Inc. along with the Ameri Metro Inc. Compensation Committee will act as oversight board of the entity. The Company has no jurisdiction or authority over the entity.

WHEREAS, all of the actions taken are within the authority of the Board of Directors and in accordance with their duty to act in the best interests of the Company after due deliberation and investigation of issues involved; and

WHEREAS, prior to the voting on the Resolution, full and fair explanations of each one was provided to the Directors with the opportunity for them to ask questions, examine documents and otherwise satisfy themselves as to any actions to be taken.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer